UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2019

XSPORT GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Wyoming	80-0873491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Camden Road, #107-196, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(980) 875-4199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, and February 26, 2019, XSport Global, Inc., a Wyoming corporation (the “Company”), consummated the offering of an 8% Convertible Promissory Note in the principal amount of $43,000 and a 10% Convertible Promissory Note in the principal amount of $62,500 with gross proceeds of $57,500 (“Note 1” and “Note 2” respectively, and the “Notes” collectively) in private placement to two accredited investors. In connection with the sale of the Notes, the Company also entered into a Securities Purchase Agreement relating to the sale of the Notes (the “Purchase Agreements”).

Offering of Note 1

Note 1 will mature on February 20, 2020, and bears interest at the rate of 8% per annum.  Note 1 is convertible into the Company’s common stock (the “Common Stock”) on any date after issuance at a 40% discount to the lowest trading price of the Common Stock during the 20 trading days prior to the date of the conversion notice, or the closing bid price, whichever is lower.  Such conversion is subject to certain additional terms and conditions, including a waivable limitation on the noteholder’s ability to convert the Note into an amount of Common Stock that would result in the noteholder, together with its affiliates, owning more than 4.9% of the outstanding Common Stock.

Note 1 may be prepaid in full on any day on or prior to its six month anniversary subject to prepayment premiums that increase over time.  Note 1 is subject to certain additional terms and conditions, including certain remedies in connection with certain customary events of default.

In connection with the sale of Note 1, the Company entered into a Purchase Agreement relating to the sale of Note 1, which includes certain customary representations and warranties, and pursuant to which the Company agreed to comply with certain customary affirmative and negative covenants during the period Note 1 is outstanding.

Offering of Note 2

Note 2 bears an original issuance discount of $5,000, matures on November 21, 2019, and bears interest at the rate of 10% per annum.  Note 2 is convertible into Common Stock on any date after issuance at a 40% discount to the lowest trading price of the Common Stock during the 20 trading days prior to the date of the conversion notice, or the closing bid price, whichever is lower.  Such conversion is subject to certain additional terms and conditions, including a waivable limitation on the noteholder’s ability to convert the Note into an amount of Common Stock that would result in the noteholder, together with its affiliates, owning more than 4.9% of the outstanding Common Stock.

Note 2 may be prepaid in full on any day on or prior to its six month anniversary subject to prepayment premiums that increase over time.  Note 2 is subject to certain additional terms and conditions, including certain remedies in connection with certain customary events of default.

In connection with the sale of Note 2, the Company entered into a Purchase Agreement relating to the sale of Note 2, which includes certain customary representations and warranties, and pursuant to which the Company agreed to comply with certain customary affirmative and negative covenants during the period Note 2 is outstanding.

In connection with the sale of Note 2, the Company also issued the noteholder warrants to purchase 37,500 shares of Common Stock at an exercise price of $1.00 per share (the “Warrants”).  The Warrants are immediately exercisable and expire five (5) years from the date of issuance.  Exercise of the Warrants is subject to certain additional terms and conditions, including a limitation on exercise in the event it would result in the noteholder (together with its affiliates) beneficially owning in excess of 4.99% of the issued and outstanding Common Stock.

The foregoing description of the Notes, Purchase Agreements and Warrants do not purport to be complete and are qualified in their entirety by reference to the form of Note 1 and Note 2, the Purchase Agreements and Warrant filed hereto as Exhibit 10.1, 10.3, 10.2 and 10.4, respectively.

In connection with the offerings, pursuant to an Engagement Agency Agreement dated December 7, 2018 with Garden State Securities Inc. (the “Placement Agent”), the Company paid the Placement Agents an aggregate cash fee representing 5% of the gross amount paid by the purchasers and warrants to purchase an aggregate of 3,750 shares of Common Stock (the “Compensation Warrants”) substantially similar to the Warrants.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

The offer and sale of the Notes (and the shares of Common Stock into which the Notes are convertible) were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder, because, among other things, the transaction did not involve a public offering, the purchasers are accredited investors who acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2019, the Ray Mariorenzi was appointed to serve as the Company’s President. In connection with such appointment, Mr. Mariorenzi entered into an employment agreement (the “Employment Agreement”) with the Company.  Pursuant to the terms of the Agreement, Mr. Mariorenzi was employed for a period of two years at an annual salary of One Hundred Eighty Thousand Dollars ($180,000) per year and Five Million (5,000,000) shares of Common Stock of which Two Million (2,000,000) shares vest immediately and the balance vest equally over twelve (12) months.  The Agreement may be terminated at any time by either party. If the Agreement is terminated by the Company the Company will be required to pay three months’ salary and Mr. Mariorenzi will be entitled to retain any vested equity awards.  The Agreement contains standard provisions regarding performance, benefits, confidentiality and representations and warranties customary for similar agreements.  The foregoing description of the terms and conditions of the Purchase Agreement and the Note is only a summary and is qualified in its entirety by the full text of the Agreement, a copy of which is  filed as Exhibit 10.5 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Form of Convertible Promissory Note

10.2	Form of Securities Purchase Agreement

10.3	Form of Convertible Promissory Note

10.4	Form of Warrant

10.5	Employment Agreement between XSport Global, Inc. and Ray Mariorenzi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSPORT GLOBAL, INC.

Date: March 5, 2019	By:	/s/ Robert Finigan, Jr.
Robert Finigan Jr.
Chief Executive Officer